Exhibit 99.1

Halozyme to Acquire Elektrofi, Expanding Our Offerings in Innovative

Drug Delivery and Strengthening Long-Term Growth into 2040s

Royalty revenue contribution expected to begin as early as 2030

Initial partner targets include derisked MoAs that are approved blockbusters today

Highly scalable licensing model and long duration IP into 2040s; potential for individual product IP extension through proprietary reformulation

Two of Elektrofi’s partners projected to begin Hypercon™ formulated product clinical development by year end 2026, or earlier

Halozyme to host conference call and webcast today at 5:30am PT/ 8:30am ET

SAN DIEGO, October 1, 2025 / PRNewswire / — Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme”) today announced it has entered into a definitive agreement to acquire Elektrofi, Inc. (“Elektrofi”), a biopharmaceutical company with a breakthrough ultra-high concentration microparticle technology for biologics, branded Hypercon™. The transaction, which is comprised of an upfront payment of $750 million and up to three $50 million milestone payments contingent on three separate product regulatory approvals, was unanimously approved by the Boards of Directors of both Halozyme and Elektrofi.

The Hypercon™ technology is an innovative microparticle approach that sets a new standard in the pursuit of hyper concentration, enabling high protein concentrations while maintaining syringeability, which is the ability to inject smoothly and easily. Hypercon™ enables biologic product formulation concentrations of 400-500 mg/ml, which can be up to 4 to 5 times higher than standard aqueous solution formulations for biologics today. The increased concentration reduces the volume of injection for the same dosage and will create more opportunities for at-home and HCP office delivery, including via small volume auto-injector or with Halozyme’s innovative high volume auto-injector.

“This acquisition marks a pivotal step in Halozyme’s evolution. With Elektrofi’s Hypercon technology, we are expanding and diversifying our drug delivery technology offerings to the biopharma industry and positioning Halozyme for continued long-term revenue growth through Elektrofi’s licensing, royalty revenue business model,” said Dr. Helen Torley, President and Chief Executive Officer of Halozyme. “We look forward to welcoming Elektrofi’s talented team as we embark on our next chapter of drug delivery innovation to continue to drive value for all of our stakeholders including our partners, patients, and shareholders.”

Chase Coffman, Chief Executive Officer and Co-founder of Elektrofi, commented, “Since Elektrofi’s founding, we have been committed to revolutionizing the delivery of biologic therapies so that patients can live life on their terms. Today’s announcement brings us closer to achieving that vision. Halozyme’s proven industry expertise and capabilities in developing drug delivery licensing businesses will advance our unique Hypercon technology, strengthen existing collaborations, support expansion into new partnerships and accelerate our commercialization strategy.”

Compelling Strategic Rationale

Strong Strategic Fit:

•	Extends Halozyme’s vision and breadth of innovative drug delivery technologies

•	Setting new standards in convenience, accessibility and treatment options with broad portfolio of first-to-market proprietary technologies

•	Complementary SC technologies support secular trend toward at-home and in healthcare practitioner office administration of biologics

•	Hypercon™ technology substantially expands scope of therapeutics that can be delivered subcutaneously with its ability to deliver highly concentrated biologics subcutaneously

•	Highly scalable licensing model with compelling expansion opportunities

•	Broad range of biologics programs and modalities creates meaningful opportunities across existing and new partners

•	Well aligned business models with royalty revenue and low capital intensity

•	Long duration intellectual property into 2040s

•	Supports long-term revenue growth opportunity

•	Enhances durability of drug delivery licensing business model

Poised for Growth:

•	Expect near-term inflection and value creation

•	Initial partner products include de-risked MoAs that are approved blockbusters today

•	Two of Elektrofi’s partners projected to begin Hypercon™ formulated product clinical development by year end 2026, or earlier

•	Clear pathway for significant growth beginning as early as 2030

•	Royalty revenues are projected to begin in 2030

•

Up to $275 million in potential development and commercial milestone payments from Elektrofi’s existing two partner products expected to enter clinical development by year end 2026, or earlier, supports near-term de-risking of acquisition and low capital intensity of Elektrofi

•	Acquisition supports further de-risking and accelerated commercialization timeline of Hypercon™ technology

•	Leverages Halozyme’s proven track record of developing, commercializing and scaling SC drug delivery technologies

Financial Update

The transaction is expected to be less than 5% dilutive to Non-GAAP diluted EPS over medium-term, excluding potential milestone payments related to programs in development, which could offset dilution prior to projected royalty revenue in 2030 and beyond. We expect full year 2026 incremental operating expense of approximately $55 million.

Today, Halozyme is reaffirming its 2025 guidance ranges, which were last updated on August 5th, 2025, excluding the impact of the accounting treatment of the transaction. The final determination of whether this transaction will be accounted for as a business combination or asset acquisition will be determined at the close.

For the full year 2025, the Company expects:

•

Total revenue of $1,275 million to $1,355 million, representing growth of 26% to 33% over 2024 total revenue, primarily driven by increases in royalty revenue. Revenue from royalties of $825 million to $860 million, representing growth of 44% to 51% over 2024.

•	Adjusted EBITDA[1] of $865 million to $915 million, representing growth of 37% to 45% over 2024.

•

Non-GAAP diluted earnings per share[1] of $6.00 to $6.40, representing growth of 42% to 51% over 2024. The Company’s earnings per share guidance does not consider the impact of potential future share repurchases.

Table 1. 2025 Financial Guidance

Guidance Range
Total Revenue	$1,275 to $1,355 million
Royalty Revenue	$825 to $860 million
Adjusted EBITDA [1]	$865 to $915 million
Non-GAAP Diluted EPS[1]	$6.00 to $6.40

Transaction Details

Under the terms of the agreement, Halozyme will acquire Elektrofi for $750 million in upfront consideration, financed by the Company’s existing cash on its balance sheet and existing credit facility. The remaining consideration amount will be payable based on three contingent milestones for the successful marketing approvals of three HyperconTM products, valued at $50 million each.

The Company expects its net leverage to be increased to approximately 2X net debt-to-EBITDA1 immediately following the transaction close and expects to rapidly de-lever in the subsequent quarters. The transaction is expected to close in 4Q 2025, subject to completion of HSR review and other customary closing conditions.

BofA Securities, Inc. is acting as financial advisor to Halozyme and Weil, Gotshal & Manges LLP is acting as legal advisor. Centerview Partners LLC is acting as financial advisor to Elektrofi and Morgan, Lewis & Bockius LLP is acting as legal advisor.

[1]	Adjusted EBITDA and Non-GAAP Diluted EPS are Non-GAAP financial measures. See “Note Regarding Use of Non-GAAP Financial Measures” below for an explanation of these measures.

Conference Call Details

Halozyme will host a conference call and webcast today, Wednesday, October 1 at 5:30am PT/8:30am ET. The conference call may be accessed live with pre-registration via link: https://registrations.events/direct/Q4I781370. The call will also be webcast live through the “Investors” section of Halozyme’s corporate website and a recording will be made available following the close of the call. To access the webcast and additional documents related to the call, please visit Halozyme.com.

About Halozyme

Halozyme is a biopharmaceutical company advancing disruptive solutions to improve patient experiences and outcomes for emerging and established therapies. As the innovators of ENHANZE® drug delivery technology with the proprietary enzyme rHuPH20, Halozyme’s commercially-validated solution is used to facilitate the subcutaneous delivery of injected drugs and fluids, with the goal of improving the patient experience with rapid subcutaneous delivery and reduced treatment burden. Having touched one million patient lives in post-marketing use in ten commercialized products in at least one major region and across more than 100 global markets, Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Takeda, Pfizer, Janssen, AbbVie, Eli Lilly, Bristol-Myers Squibb, argenx, ViiV Healthcare, Chugai Pharmaceutical and Acumen Pharmaceuticals.

Halozyme also develops, manufactures and commercializes, for itself or with partners, drug-device combination products using its advanced auto-injector technologies that are designed to provide commercial or functional advantages such as improved convenience, reliability and tolerability, and enhanced patient comfort and adherence. The Company has two commercial proprietary products, Hylenex® and XYOSTED®, partnered commercial products and ongoing product development programs with Teva Pharmaceuticals and McDermott Laboratories Limited, an affiliate of Viatris Inc.

Halozyme is headquartered in San Diego, CA and has offices in Ewing, NJ and Minnetonka, MN. Minnetonka is also the site of its operations facility.

For more information visit www.halozyme.com and connect with us on LinkedIn and Twitter.

About Elektrofi

Elektrofi is a biopharmaceutical formulation technology company that is revolutionizing the delivery of biologic therapies by giving patients the ability to control how they want to receive and benefit from life-changing medicines. Its breakthrough hyper concentrated microparticle technology, HyperconTM, resolves the limitations associated with intravenously delivered biologic therapies by enabling convenient at-home subcutaneous self-administration. With a focus on monoclonal antibodies, therapeutic proteins, and other large molecule drugs, they create, develop, and commercialize subcutaneous biologic therapies in collaboration with strategic partners. Elektrofi believes a patient-centered healthcare approach can lead to a healthier world. The company is headquartered in Boston and innovates globally.

Note Regarding Use of Non-GAAP Financial Measures

In this press release we provide guidance with respect to measures not considered to be in accordance with generally accepted accounting principles (“Non-GAAP”) measures, such as adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) and Non-GAAP diluted earnings per share. These measures are in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company calculates Non-GAAP diluted earnings per share excluding share-based compensation expense, amortization of debt discounts, intangible asset amortization, one-time items, if any, such as changes in contingent liabilities, inventory adjustments, impairment charges and intellectual property litigation costs, and certain adjustments to income tax expense. The Company calculates Non-GAAP diluted shares excluding the dilutive impact of convertible notes which is used in calculating Non-GAAP diluted earnings. The Company calculates EBITDA excluding interest, taxes, depreciation and amortization. The Company calculates adjusted EBITDA excluding one-time items, if any, such as changes in contingent liabilities, inventory adjustments, impairment charges, transaction costs for business combinations and intellectual property litigation costs. The Company does not provide reconciliations of forward-looking adjusted measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for changes in share-based compensation expense and the effects of any discrete income tax items. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides Non-GAAP financial measures that it believes will be achieved; however, it cannot accurately predict all of the components of the adjusted calculations and the GAAP measures may be materially different than the Non-GAAP measures.

Forward-Looking Statements

In addition to historical information, the statements set forth in this press release include forward-looking statements including, without limitation, statements concerning the Company’s expected future financial performance and growth rates (including the Company’s 2025 financial guidance and the assumptions used in deriving such guidance) including expectations for future total revenues, collaboration and royalty revenues, adjusted EBITDA and non-GAAP diluted EPS, future plans, objectives, expectations and intentions relating to a potential transaction concerning Elektrofi, such potential transaction’s expected impact and contributions to the Company’s, Elektrofi’s and the combined group’s operations and financial results (including potential development and commercialization of partnered products and timing related to these events), the financing and closing of such potential transaction, as well as the expected timing and benefits of such potential transaction, the Company’s and Elektrofi’s future product development and regulatory events and goals, and product collaborations. Forward-looking statements regarding the Company’s ENHANZE® drug delivery technology include the possible benefits and attributes of ENHANZE® including its potential application to aid in the dispersion and absorption of other injected therapeutic drugs and facilitating more rapid delivery and administration of higher volumes of injectable medications through subcutaneous delivery and potential to decrease treatment burden and enable new treatment sites. Forward-looking statements regarding Elektrofi’s Hypercon™ technology include statements regarding its ability to achieve certain levels of biologic concentration and enable the administration of smaller volumes or doses of pharmaceutical products. Forward-looking statements related to Elektrofi’s intellectual property include expectations for length of patent terms and patent expirations and the expected impact such patents may have on the duration, durability and amounts of future royalty payments the Company may receive from licensing such intellectual property. Forward-looking statements regarding the combined group’s business may also include potential growth driven by the combined group’s partner development and commercialization efforts (including anticipated product approvals and launches and the timing related to these events), anticipated royalty terms and rates for the

Company’s current and future collaboration products and product candidates, projections for future sales revenue and market share of the combined group’s collaborators’ products and product candidates, potential new or expanded collaborations, collaborative targets and indications for partnered products. These forward-looking statements are typically, but not always, identified through use of the words “expect,” “believe,” “enable,” “may,” “will,” “could,” “can,” “durable,” “growth,” “innovate,” “develop,” “vision,” “potential,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning and involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results could differ materially from the expectations contained in these forward-looking statements as a result of several factors, including uncertainties concerning future matters such as market conditions, changes in domestic and foreign business, changes in the competitive environment in which the Company and Elektrofi operate, and financing a potential transaction, inability of the parties to successfully or timely consummate a transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined group or the expected benefits of a transaction, unexpected levels of the combined group’s revenues, expenditures and costs, unexpected results or delays in the growth of the combined group’s business, or in the development, regulatory review or commercialization of the combined group’s partnered or proprietary products, unexpected early expiration or termination of the patent terms for the combined group’s drug delivery technologies, unexpected levels of revenues (including royalty revenue received from the combined group’s collaboration partners and revenues from proprietary product sales), expenditures and costs, unexpected results or delays in the growth of the combined group’s business (including as a result of unexpected conversion rates) or other proprietary product revenues, or in the development, regulatory review or commercialization of the combined group’s partnered products, regulatory approval requirements, unexpected adverse events or patient outcomes and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements or any other information contained herein.

Contact

Tram Bui

Halozyme

VP, Investor Relations and Corporate Communications

609-359-3016

tbui@halozyme.com